Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 16, 2023, with respect to the consolidated financial statements and internal control over financial reporting incorporated by reference in the Annual Report of RumbleOn, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in this Registration Statement on Form S-3 (Reg. No. 333-266855), and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Dallas, Texas

April 14, 2023